UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2009

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 30, 2009, Solo Cup Company, a Delaware corporation (the “Company”), and Solo Cup Investment Corporation, a Delaware corporation (“SCIC”) entered into an amendment (“Amendment No. 2”) to the Management Agreement held with SCC Holding Company LLC (“SCC Holdings”), dated as of February 27, 2004, and amended as of December 19, 2008 (“SCC Management Agreement”). Amendment No. 2 provides that SCC Holdings will receive a per annum management fee of $800,000 beginning with fiscal year 2009 (The SCC Management Agreement was filed as Exhibit 10.17 to the Form S-4 dated as of June 24, 2004 and filed June 25, 2004 [SEC File No. 333-116843], as amended by Amendment No. 1, dated as of December 19, 2008, to Management Agreement, dated as of February 27, 2004, among SCIC, the Company and SCC Holdings and filed as Exhibit 99.2 to the Form 8-K filed on December 23, 2008 [SEC File No. 333-116843]).

The foregoing description of Amendment No. 2 to the SCC Management Agreement is qualified in its entirety by reference to the complete text of the amendment filed herewith as Exhibit 99.1, and is hereby incorporated by reference.

ITEM 9.01	Financial Statements and Exhibits.

The following exhibit is furnished herewith:

(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	Amendment No. 2 to Management Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert D. Koney, Jr.
Robert D. Koney, Jr.
Chief Financial Officer

Date: July 7, 2009

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Amendment No. 2 to Management Agreement

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